                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------
                                   GIVE THE
FOR THIS TYPE OF ACCOUNT:          TAXPAYER
                                   IDENTIFICATION
                                   NUMBER OF--
-------------------------------------------------------
 1. An individual's account        The individual
 2. Two or more individuals        The actual owner of
    (joint account)                the account or, if
                                   combined funds, any
                                   one of the
                                   individuals(1)
 3. Husband and wife (joint        The actual owner of
    account)                       the account or, if
                                   joint funds, either
                                   person(1)
 4. Custodian account of a minor   The minor(2)
    (Uniform Gift to Minors Act)
 5. Adult and minor (joint         The adult or, if the
    account)                       minor is the only
                                   contributor, the
                                   minor(1)
 6. Account in the name of         The ward, minor, or
    guardian or committee for a    incompetent
    designated ward, minor, or     person(3)
    incompetent person
 7. a. The usual revocable         The grantor-
       savings trust account       trustee(1)
       (grantor is also trustee)
    b. So-called trust account     The actual owner(1)
       that is not a legal or
       valid trust under State
       law
 8. Sole proprietorship account    The owner(4)
-------------------------------------------------------
-------------------------------------------------------
                                   GIVE THE TAXPAYER
FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION
                                   NUMBER OF--
-------------------------------------------------------
 9. A valid trust, estate, or      The legal entity (Do
    pension trust                  not furnish the
                                   identifying number
                                   of the personal
                                   representative or
                                   trustee unless the
                                   legal entity itself
                                   is not designated in
                                   the account
                                   title.)(5)
10. Corporate account              The corporation
11. Religious, charitable, or      The organization
    educational organization
    account
12. Partnership account held in    The partnership
    the name of the business
13. Association, club, or other    The organization
    tax-exempt organization
14. A broker or registered         The broker or
    nominee                        nominee
15. Account with the Department    The public entity
    of Agriculture in the name of
    a public entity (such as a
    State or local government,
    school district, or prison)
    that receives agricultural
    program payments
-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                         CERTIFICATE OF FOREIGN STATUS

FORM W-8
(REV. NOVEMBER 1992)
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
--------------------------------------------------------------------------------------------------------------------------------
             Name of owner (if joint account, also give joint owner's name.)           U.S. Taxpayer Identification Number (if
             (See Specific Instructions.)                                              any)

             -------------------------------------------------------------------------------------------------------------------
             Permanent address (See Specific Instructions.) (Include apt. or suite no.)

PLEASE       -------------------------------------------------------------------------------------------------------------------
PRINT        City, province or state, postal code, and country
OR TYPE
             -------------------------------------------------------------------------------------------------------------------
             Current mailing address, if different from permanent address (Include apt. or suite no., or P.O. box if mail is not delivered to street address.)

             -------------------------------------------------------------------------------------------------------------------
             City, town or post office, state, and ZIP code (if foreign address, enter city, province or state, postal code, and country.)

--------------------------------------------------------------------------------------------------------------------------------
List account information      Account number               Account type             Account number              Account type
here (Optional, see
Specific Instructions.)
--------------------------------------------------------------------------------------------------------------------------------

NOTICE OF CHANGE IN STATUS -- To notify the payer, mortgage interest recipient, broker, or barter exchange that you no longer qualify for exemption, check here.......................................................................  / /
IF YOU CHECK THIS BOX, REPORTING WILL BEGIN ON THE ACCOUNT(S) LISTED.
-------------------------------------------------------------------------------------------------------------------------------
PLEASE     CERTIFICATION -- (Check applicable box(es)). Under penalties of perjury, I certify that:
SIGN       / / For INTEREST PAYMENTS, I am not a U.S. citizen or resident (or I am filing for a foreign
HERE           corporation, partnership, estate, or trust).
           / / For DIVIDENDS, I am not a U.S. citizen or resident (or I am filing for a foreign corporation, partnership, estate, or trust).
           / / For BROKER TRANSACTIONS or BARTER EXCHANGES, I am an exempt foreign person as defined in the instructions below.
           -------------------------------------------------------------------------------------------------------------------
           Signature                                                                Date
------------------------------------------------------------------------------------------------------------------------------

GENERAL INSTRUCTIONS

(SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.)

PURPOSE. -- Use Form W-8 or a substitute form containing a substantially similar statement to tell the payer, mortgage interest recipient, middleman, broker, or barter exchange that you are a nonresident alien individual, foreign entity, or exempt foreign person not subject to certain U.S. information return reporting or backup withholding rules.

CAUTION: Form W-8 does not exempt the payee from the 30% (or lower treaty) nonresident withholding rates.

NONRESIDENT ALIEN INDIVIDUAL. -- For income tax purposes, "nonresident alien individual" means an individual who is neither a U.S. citizen nor resident. Generally, an alien is considered to be a U.S. resident if:

- The individual was a lawful permanent resident of the United States at any time during the calendar year, that is, the alien held an immigrant visa (a "green card"), or

- The individual was physically present in the United States on:

(1) at least 31 days during the calendar year, and

(2) 183 days or more during the current year and the 2 preceding calendar years (counting all the days of physical presence in the current year, one-third the number of days of presence in the first preceding year, and only one-sixth of the number of days in the second preceding year).

  SEE PUB. 519, U.S. TAX GUIDE FOR ALIENS, for more information on resident and nonresident alien status.

NOTE: If you are a nonresident alien individual married to a U.S. citizen or resident and have made an election under section 6013(g) or (h), you are treated as a U.S. resident and may not use Form W-8.

EXEMPT FOREIGN PERSON. -- For purposes of this form, you are an "exempt foreign person" for a calendar year in which:

1. You are a nonresident alien individual or a foreign corporation, partnership, estate or trust,

2. You are an individual who has not been, and plans not to be, present in the United States for a total of 183 days or more during the calendar year, and

3. You are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

  If you do not meet the requirements of 2 or 3 above, you may instead certify on Form 1001, Ownership, Exemption, or Reduced Rate Certificate, that your country has a tax treaty with the United States that exempts your transactions from U.S. tax.

FILING INSTRUCTIONS

WHEN TO FILE. -- File Form W-8 or substitute form before a payment is made. Otherwise, the payer may have to withhold and send part of the payment to the Internal Revenue Service (see Backup Withholding below). This certificate generally remains in effect for three calendar years. However, the payer may require you to file a new certificate each time a payment is made to you.

WHERE TO FILE. -- File this form with the payer of the qualifying income who is the withholding agent (see Withholding Agent on page 2). Keep a copy for your own records.
BACKUP WITHHOLDING. -- A U.S. taxpayer identification number or Form W-8 or substitute form must be given to the payers of certain income. If a taxpayer identification number or Form W-8 or substitute form is not provided or the wrong taxpayer identification number is provided, these payers may have to withhold 20% of each payment or transaction. This is called "backup withholding."

NOTE: On January 1, 1993, the backup withholding rate increases from 20% to 31%.

  Reportable payments subject to backup withholding rules are:

- Interest payments under section 6049(a).

- Dividend payments under sections 6042(a) and 6044.

- Other payments (i.e., royalties and payments from broker and barter exchanges) under sections 6041, 6041A(a), 6045, 6050A and 6050N.

  If backup withholding occurs, an exempt foreign person who is a nonresident alien individual may get a refund by filing Form 1040NR, U.S. Nonresident Alien Income Tax Return, with the Internal Revenue

                                                            (Continued on back.)

--------------------------------------------------------------------------------

Form W-8 (Rev. 11-92)                                                     Page 2
--------------------------------------------------------------------------------

Service Center, Philadelphia, PA 19255, even if filing the return is not otherwise required.

U.S. TAXPAYER IDENTIFICATION NUMBER

The Internal Revenue law requires that certain income be reported to the Internal Revenue Service using a U.S. taxpayer identification number (TIN). This number can be a social security number assigned to individuals by the Social Security Administration or an employer identification number assigned to businesses and other entities by the Internal Revenue Service.

  Payments to account holders who are foreign persons (nonresident alien individuals, foreign corporations, partnerships, estates, or trusts) generally are not subject to U.S. reporting requirements. Also, foreign persons are not generally required to have a TIN, nor are they subject to any backup withholding because they do not furnish a TIN to a payer or broker.

  However, foreign persons with income effectively connected with a trade or business in the United States (income subject to regular (graduated) income tax), must have a TIN. To apply for a TIN, use Form SS-4, Application for Employer Identification Number, available from local Internal Revenue Service offices, or Form SS-5, Application for a Social Security Card, available from local Social Security Administration offices.

SPECIAL RULES

MORTGAGE INTEREST. -- For purposes of the reporting rules, mortgage interest is interest paid on a mortgage to a person engaged in a trade or business originating mortgages in the course of that trade or business. A mortgage interest recipient is one who receives interest on a mortgage that was acquired in the course of a trade or business.

  Mortgage interest is not subject to backup withholding rules, but is subject to reporting requirements under section 6050H. Generally, however, the reporting requirements do not apply if the payer of record is a nonresident alien individual who pays interest on a mortgage not secured by real property in the United States. Use Form W-8 or substitute form to notify the mortgage interest recipient that the payer is a nonresident alien individual.

PORTFOLIO INTEREST. -- Generally, portfolio interest paid to a nonresident alien individual or foreign partnership, estate, or trust is not subject to backup withholding rules. However, if interest is paid on portfolio investments to a beneficial owner that is neither a financial institution nor a member of a clearing organization, Form W-8 or substitute form is required.

  REGISTERED OBLIGATIONS NOT TARGETED TO FOREIGN MARKETS qualify as portfolio interest not subject to 30% withholding, but require the filing of Form W-8 or substitute form. See instructions to Withholding Agents on this page for reporting rules.

  See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Corporations, for registered obligations targeted to foreign markets and when Form W-8 or substitute form is not required on these payments.

BEARER OBLIGATIONS. -- The interest from bearer obligations targeted to foreign markets is treated as portfolio interest and is not subject to 30% withholding. Form W-8 or substitute form is not required.

DIVIDENDS. -- Any distribution or payment of dividends by a U.S. corporation sent to a foreign address is subject to the 30% (or lower treaty) withholding rate, but is not subject to backup withholding. Also, there is no backup withholding on dividend payments made to a foreign person by a foreign corporation. However, the 30% withholding (or lower treaty) rate applies to dividend payments made to a foreign person by a foreign corporation if:

- 25% or more of the foreign corporation's gross income for the three preceding taxable years was effectively connected with a U.S. trade or business, and

- The corporation was not subject to the branch profits tax because of an income tax treaty (see section 884(e)).

  If a foreign corporation makes payments to another foreign corporation, the recipient must be a qualified resident of its country of residence to benefit from that country's tax treaty.

BROKER OR BARTER EXCHANGES. -- Income from transactions with a broker or barter exchanges is subject to reporting rules and backup withholding unless Form W-8 or substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person as defined on page 1.

SPECIFIC INSTRUCTIONS

NAME OF OWNER. -- If Form W-8 is being filed for portfolio interest, enter the name of the beneficial owner.

U.S. TAXPAYER IDENTIFICATION NUMBER. -- If you have a U.S. taxpayer identification number, enter your number in this space (see the discussion earlier).

PERMANENT ADDRESS. -- Enter your complete address in the country where you reside permanently for income tax purposes.

  IF YOU ARE:    SHOW THE ADDRESS OF:
An individual... Your permanent
                 residence
A partnership or
corporation..... Principal office
An estate
or trust........ Permanent residence
                 or principal office
                 of any fiduciary

Also show your current mailing address if it differs from your permanent address.

ACCOUNT INFORMATION (OPTIONAL). -- If you have more than one account (savings, certificate of deposit, pension, IRA, etc.) with the same payer, list all account numbers and types on one Form W-8 or substitute form unless your payer requires you to file a separate certificate for each account.

  If you have more than one payer, file a separate Form W-8 with each payer.

SIGNATURE. -- If only one foreign person owns the account(s) listed on this form, that foreign person should sign the Form W-8.
  If each owner of a joint account is a foreign person, each should sign a separate Form W-8.

NOTICE OF CHANGE IN STATUS. -- If you become a U.S. citizen or resident after you have filed Form W-8 or substitute form, or you cease to be an exempt foreign person, you must notify the payer in writing within 30 days of your change in status.

  To notify the payer, you may check the box in the space provided on this form or use the method prescribed by the payer.

  Reporting will then begin on the account(s) listed and backup withholding may also begin unless you certify to the payer that:

(1) The U.S. taxpayer identification number you have given is correct, and

(2) The Internal Revenue Service has not notified you that you are subject to backup withholding because you failed to report certain income.

  You may use Form W-9, Request for Taxpayer Identification Number and Certification, to make these certifications.

  If an account is no longer active, you do not have to notify a payer of your change in status unless you also have another account with the same payer that is still active.

FALSE CERTIFICATE. -- If you file a false certificate when you are not entitled to the exemption from withholding or reporting, you may be subject to fines and/or imprisonment under U.S. perjury laws.

INSTRUCTIONS TO
WITHHOLDING AGENTS

WITHHOLDING AGENT. -- Generally, the person responsible for payment of the items discussed above to a nonresident alien individual or foreign entity is the withholding agent (see Pub. 515).

RETENTION OF STATEMENT. -- Keep Form W-8 or submit form in your records for at least four years following the end of the last calendar year during which the payment is paid or collected.

PORTFOLIO INTEREST. -- Although registered obligations not targeted to foreign markets are not subject to 30% withholding, you must file Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding, to report the interest payment. Both Form 1042S and a copy of Form W-8 or substitute form must be attached to Form 1042, Annual Withholding Tax Return for U.S. Source Income of Foreign Persons.